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                                                                   EXHIBIT 10(r)


                               FIRST AMENDMENT TO
                                SYSCO CORPORATION
                         1995 MANAGEMENT INCENTIVE PLAN



     WHEREAS, by unanimous written consent of the Board of Directors of Sysco Corporation (the "Company"), the Company approved an amendment to the Sysco Corporation 1995 Management Incentive Plan (the "Plan") as more particularly set forth below;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     I. Defined Terms. Initially capitalized terms used in this Amendment which are not otherwise defined by this Amendment are used with the same meaning ascribed to such terms in the Plan.

     II.  Amendment.

               1. Section 1 of the Plan is amended by deleting the first sentence of such Section 1 in its entirety and substituting the following in lieu thereof:

               "The purpose of the Plan is to reward (i) certain key management personnel for outstanding performance in the management of the divisions or Subsidiaries (as hereinafter defined) of the Company and (ii) certain corporate personnel for managing the operations of the Company as a whole and/or managing the operations of certain Subsidiaries (as hereinafter defined). For purposes of the Plan, the term "Subsidiary" means (a) any corporation which is a member of a "controlled group of corporations" which includes the Company, as defined in Code Section 414(b), (b) any trade or business under "common control" with the Company, as defined in Code Section 414(c), (c) any organization which is a member of an "affiliated service group" which includes the Company, as defined in Code Section 414(m), (d) any other entity required to be aggregated with the Company pursuant to Code
               Section 414(o), and (e) any other organization or employment location designated as a "Subsidiary" by resolution of the Board of Directors."

               2. Section 4 of the Plan is amended by deleting the first sentence of such Section 4 and substituting the following in lieu thereof:


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               "The bonus which a Participant can earn is based (i) on the performance of the Company as a whole and (ii) (A) (as to Subsidiary Participants and possibly Designated Participants) either the performance of the Subsidiary which employs such Participant or the performance of the Subsidiary designated by the Plan Compensation Committee as the Subsidiary by reference to which the bonus is to be determined and (B) (as to Corporate and possibly Designated Participants) the performance of a select group of Subsidiaries, subject to the discretion of the Plan Compensation Committee to formulate a different bonus structure as to any Participant, other than Senior Executive Participants."

               3. Paragraph (A) of Section 4 is amended by deleting the first paragraph of such Paragraph (A) of Section 4 and substituting the following in lieu thereof:

               "With respect to each Subsidiary Participant and each Senior Executive Participant who would be a Subsidiary Participant but for the application of the Executive Compensation Provisions, a portion of the bonus may depend upon the return on capital and/or increase in pretax earnings of the Subsidiary employing such Participant or the Subsidiary designated by the Plan Compensation Committee as the Subsidiary by reference to which the bonus is to be determined; a portion of the bonus may depend upon the return on stockholder's equity and increase in earnings per share of the Company as a whole; and a portion of the bonus may depend upon any one or more of the following performance factors: (i) sales of the Company and/or one or more Subsidiaries, (ii) pretax earnings of the Company, (iii) net earnings of the Company and/or one or more Subsidiaries, (iv) control of operating and/or nonoperating expenses of the Company and/or one or more Subsidiaries, (v) margins of the Company and/or one or more Subsidiaries, (vi) market price of the Company's securities, and
               (vii) other objectively measurable factors directly tied to the performance of the Company and/or one or more Subsidiaries. The relative weights of the factors considered and the percentages of the total bonus comprised by the portion of the bonus determined with respect to the Subsidiary employing the Participant or the Subsidiary designated by the Plan Compensation Committee as the Subsidiary by reference to which the bonus is to be


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               determined and the portion of the bonus determined with respect to the Company shall be determined by the Plan Compensation Committee in its sole discretion. Notwithstanding the foregoing, the Plan Compensation Committee may alter the bonus formula with respect to any such Participant by changing the performance targets as determined in the sole discretion of the Committee."

     III. Effectiveness. This Amendment shall be effective as of June 29, 1997.

     IV. Ratification. Except as herein above amended and modified, the Plan shall remain in full force and effect without further modification or amendment.

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be effective as of June 29, 1997 in accordance with Section 9 of the Plan and the authority provided by the Board of Directors.



                                     SYSCO CORPORATION



                                     By: /s/ MICHAEL C. NICHOLS
                                         -------------------------------------
                                     Name:   Michael C. Nichols
                                     Title:  Vice President



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